POST-EFFECTIVE AMENDMENT NO. 1
PROSPECTUS
TIXFI INC.
975,000 Shares of Common Stock
$0.02 per share

Date of Prospectus: September 26, 2014

Prior to this Offering, no public market has existed for the common stock of Tixfi Inc.  The Company applied for quotation on the Over the Counter-Bulletin Board ("OTCBB"), operated by FINRA (Financial Industry Regulatory Authority) and has been assigned the symbol TXFX.  There have been no transactions in our stock since it began trading on March 17, 2015.

This is our initial public offering.  We registered a total of 975,000 shares of our common stock for sale by the selling shareholders.  We have closed the Offering of common stock by the Company after selling 1,500,000 shares, and no additional shares are being registered for sale by the Company.  There is no guarantee that we have successfully raised enough funds to institute the Company's business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares

The selling shareholders will sell their shares at  $0.02 per share, at prevailing market prices, or in privately negotiated transactions.  We will not receive any proceeds from the sale of the 975,000 shares sold by the selling shareholders.  If all shares being offered by the selling shareholders are sold, shareholders will receive an aggregate $19,500.  This secondary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 360 days from September 26, 2014.

Tixfi Inc. is a development stage company and currently has minimal business operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase Shares if you can afford a complete loss of your investment.  Our independent auditors have issued an audit opinion for Tixfi Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 6.

Neither the U.S. Securities and Exchange Commission ("SEC") nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate.  Any representation to the contrary is a criminal offense.

Until _____, 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus.  In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", "Tixfi", and "Company" are to Tixfi Inc.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

Tixfi Inc. was incorporated in the State of Nevada on January 27, 2014.  Tixfi is a company that intends to establish itself as a branded online source that provides a service for buyers and sellers of tickets for concerts, sporting events and other live entertainment events using the following methods:

1.	First, the Company will buy and resell tickets to end users.

2.
Second, it plans to establish itself as an online brand that provides a ticket exchange service using its website for buyers and sellers of tickets for concerts, sporting events and other live entertainment events.

3.	Third, it plans to offer sellers the option to sell their event tickets by auction, with buyers bidding to win the auction.

The Company believes it will be able to deliver a service to both buyers and sellers of event tickets. Sellers will have the option to sell their event tickets either as a direct sell with a fixed price or by auction, with buyers bidding to win the auction.  For each transaction, a commission of 8% from the seller will apply, and a fee of 10% from the buyer (this applies to both fixed and auction sales). For the fixed sales, sellers will post their available tickets at any price they want.  For the auction sales, sellers have the option to set the buying price with or without a reserve price.  There is no fee for sellers or buyers to register with the website.

The Company currently has a monthly expense rate of approximately $5,000.  The Company currently has $27,114 in cash on hand as at February 28, 2015.

We estimate we will require a minimum of $50,000 to provide sufficient capital to fully develop our business plan.  The amount of funds necessary not be fully obtained from the Company's offering.

Tixfi's business and corporate address is 6517 Palatine North, Seattle, WA 98103.  Our telephone number is 206-395-3549 and our registered agent for service of process is Corporate Direct, 2248 Meridian Boulevard, Minden, Nevada, 89423.  Our fiscal year end is February 28.

The Company will utilize a virtual workplace (officers and independent contractors will primarily work from their residences eliminating their need for permanent offices).  Because all the work can be done via the internet and telephone, there is no need to have a dedicated office space.  As such, the Company's physical and mailing address is the home of the President and is provided at no cost to the Company.   At this time, we do not intend to find office space to rent during the development stage of the company.

We received our initial funding of $10,000 through the sale of common stock to our officers and directors.  Scott Abraham purchased a total of 5,000,000 shares of our common stock at $0.002 per share, 2,500,000 on January 27, 2014, and 2,500,000 shares on February 19, 2014, for a total investment of $10,000.  During the year ended February 28, 2015, we generated $54,134 revenue and incurred a net loss $41,757, compared to $0 revenue and a net loss of $923 for the period during January 27, 2014 (inception) to February 28, 2014.

This is our initial public offering.  We are registering a total of 975,000 shares of common stock for sale by the selling shareholders.  From April 2014 to May 2014, the Company sold 975,000 shares to 17 nonaffiliated shareholders at $0.02 per share for total proceeds of $19,500. The selling shareholders will sell their shares at a price per share of $0.02, at prevailing market prices, or in privately negotiated transactions.

We will not receive any proceeds from the sale of any of the 975,000 shares offered by the selling shareholders.  The selling shareholders offering will terminate on the earlier of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 360 days from September 26, 2014.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•	a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

•	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

•	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

•	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

•
an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

•	reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, Tixfi is exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934, which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

•	the first fiscal year following the fifth anniversary of this offering,

•	the first fiscal year after our annual gross revenues are $1 billion or more,

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

•	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

The Offering

Following is a brief summary of this Offering.  Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the Offering.

Offering

Securities being Offered	975,000 shares of common stock: which are being offered by the selling shareholders. The selling shareholders offering will terminate 360 days from September 26, 2014.

Price per share	The selling shareholders will sell their shares at a fixed price per share of $0.02, at prevailing market prices, or in privately negotiated transactions.

Securities Issued and Outstanding	7,475,000 shares of common stock are issued and outstanding

Offering Proceeds
The Company will not receive any funds from the sale of shares by the selling shareholders. The Company has received $30,000 from the sale of shares prior to closing the Offering as new shares of common stock sold.

Registration costs	We estimate our total offering registration costs to be $12,300. If we experience a shortage of funds prior to funding, our directors have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our directors have no formal commitment or legal obligation to advance or loan funds to the Company.

Our officers, directors, control persons and/or affiliates do not intend to purchase any Shares in this Offering.
RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature.  In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares.  Following are what we believe are material risks related to the Company and an investment in the Company

Risks Associated With Tixfi Inc.:

Our independent auditors have issued an audit opinion for Tixfi which includes a statement describing our going concern status.  Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 3 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company.  This means there is substantial doubt we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business.  As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses which we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on January 27, 2014, and we have not fully developed our proposed business operations and have realized revenues of $54,134.  We have limited operating history upon which an evaluation of our future success or failure can be made.  Our net loss for the year ended February 28, 2015, was $41,757, of which approximately $40,848 is for professional fees.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	Completion of this Offering,
•	Our ability to attract sufficient customers (buyers and sellers) who will use our services,
•	Our ability to generate sufficient revenue through the commissions and fees generated from our services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues.  We cannot guarantee that we will be successful in generating sufficient revenues in the future.  In the event the Company is unable to generate sufficient revenues, it may be required to seek additional funding.  Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company.  In the event the Company cannot generate sufficient revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

A crucial part of our business plan is to develop an online auction system which will be created and developed by independent contractors with no long-term agreement or contract to maintain or manage it once it is operational and, thus, our Company may be ill-equipped to deal with any potential problems arising in the online auction system after implementation which could harm our business.  We have not yet selected a developer and no development has yet occurred.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the shares offered by this Prospectus, no other source of capital has been identified or sought.  However, our directors have indicated a willingness to loan funds as needed during the start-up phase of our operations to cover any short-fall in funds required to pay for offering costs, filing fees, and correspondence with our shareholders.  However, our directors have not guaranteed any loans to cover a shortfall in funds should this offering fail.  As a result, we do not have an alternate source of funds should we fail to complete this Offering.  If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this Offering, we will be faced with several options:

1.   abandon our business plans, cease operations and go out of business;
2.   continue to seek alternative and acceptable sources of capital; or
3.   bring in additional capital that may result in a change of control.

In the event any of the above circumstances occur, you could lose a substantial part or all of your investment.  In addition, there can be no guarantee that the total proceeds raised in this Offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable.  As a result, you could lose any investment you make in our shares.

Our current officers and directors may set salaries and perquisites in the future, which the Company is unable to support with its current assets.

While they are reimbursed for out-of-pocket expenses, our current officers and directors are not taking a salary.  They have verbally indicated their willingness to perform their duties without immediate compensation.  However, there is no written agreement, and the officers and directors may decide to award themselves a salary and other benefits.  The Company does not currently generate sufficient revenues to pay salaries and perquisites, and there is no guarantee that  it will be able to do so in the near future.  We do not have sufficient funds available, and will not generate sufficient funds under the Offering to fully implement our current plan of operations, and will be unable to support any salaries or other benefits for management. Any failure to be able to pay salaries in the future may cause us to cease operations.

There is an extremely low barrier to entry in the online ticket sales market; additionally, the internet has made it much easier for buyers to find deals on more recognizable sites such as Ticketmaster, Stubhub and Craigslist.

Barrier to entry in the industry is extremely low and there are many competitors.  Tixfi intends to establish itself as a competitive company in the online event tickets market.  Tixfi's main competitors will be businesses offering similar services. As a small company compared to some of our competitors, they have significantly greater financial and marketing resources than do we. They may have a greater advantage to negotiate higher commissions because of their more recognizable brand. There are no assurances that our efforts to compete in the marketplace will be successful.
We conduct our business exclusively online.  As such, we are subject to certain online security risks.
Our business will be conducted on-line through our website.  Sensitive and private information may be transmitted through our website or through third-parties who process credit card payments.  We would be responsible for certain third parties under the rules and regulations established by the payment networks, such as Visa, MasterCard, Discover and American Express and debit networks. These third parties include merchants and other third-party service providers and agents. We and other third parties collect, process, store and/or transmit sensitive data, such as names, addresses, social security numbers, credit or debit card numbers and expiration dates, driver's license numbers and bank account numbers. We have ultimate liability to the payment networks and our bank sponsors that register us with Visa or MasterCard for our failure or the failure of third parties with whom we may contract to protect this data in accordance with payment network requirements. The loss, destruction or unauthorized modification of merchant or cardholder data by us or our third parties with whom we may contract could result in significant fines, sanctions and proceedings or actions against us by the payment networks, governmental bodies, consumers or others, which could have a material adverse effect on our business, financial condition and results of operations.
Threats may derive from human error, fraud or malice on the part of employees or third parties, or may result from accidental technological failure. For example, certain of our employees have access to sensitive data that could be used to commit identity theft or fraud. Concerns about security are increased when we transmit information electronically because such transmissions can be subject to attack, interception or loss. Also, computer viruses can be distributed and spread rapidly over the Internet and could infiltrate our systems or those of third parties. Denial of service or other attacks could be launched against us for a variety of purposes, including interfering with our services or to create a diversion for other malicious activities. These types of actions and attacks and others could disrupt our delivery of services or make them unavailable. Any such actions or attacks against us or third parties could hurt our reputation, force us to incur significant expenses in remediating the resulting impacts, expose us to uninsured liability, result in the loss of our bank sponsors or our ability to participate in the payment networks, subject us to lawsuits, fines or sanctions, distract our management or increase our costs of doing business.
We and third parties with whom we may contract could be subject to breaches of security by hackers. Our encryption of data and other protective measures may not prevent unauthorized access to or use of sensitive data. A breach of a system may subject us to material losses or liability, including payment network fines, assessments and claims for unauthorized purchases with misappropriated credit, debit or card information, impersonation or other similar fraud claims. A misuse of such data or a cybersecurity breach could harm our reputation and deter merchants from using electronic payments generally and our services specifically, thus reducing our revenue. In addition, any such misuse or breach could cause us to incur costs to correct the breaches or failures, expose us to uninsured liability, increase our risk of regulatory scrutiny, subject us to lawsuits, result in the imposition of material penalties and fines under state and federal laws or by the payment networks. A significant cybers ecurity breach of our systems or communications could result in payment networks prohibiting us from processing transactions on their networks or the loss of bank sponsors that facilitate our participation in the payment networks, either of which could materially impede our ability to conduct business.
We cannot guarantee that any measures we take to protect ourselves and our clients will prevent the unauthorized use, modification, destruction or disclosure of data or allow us to seek reimbursement from the contracted party. Any unauthorized use, modification, destruction or disclosure of data could result in protracted and costly litigation, which could have a material adverse effect on our business, financial condition and results of operations.
Any significant unauthorized disclosure of sensitive data entrusted to us would cause significant damage to our reputation, and impair our ability to attract new integrated technology and referral partners, and may cause parties with whom we already have such agreements to terminate them.

We possess minimal capital, which may severely restrict our ability to develop our services.  If we are unable to raise additional capital, our business will fail.

We possess minimal capital and must limit the amount of marketing we can perform with respect to our services.  We feel we require a minimum of $50,000 to provide sufficient capital to fully development our business plan.  Our business plan contemplates the development of a website and auction system.  Our limited marketing activities may not attract enough paying customers to generate sufficient revenue to operate profitably, expand our services, implement our business plan or continue operating our business.  Our limited marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations, which could result in investors losing some or all of their investment in the Company.

Because Paula Martin (our sole officer and director) has other outside business activities and interests, shewill have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officer and director has other outside business activities and interests and will only be devoting 50% of her time, or 20 hours per week to our operations, our operations may be sporadic and occur at times which are convenient to Ms. Martin. In the event she is she is unable to fulfill any aspect of her duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

Because management has limited experience in managing the online sales of event tickets, our business has a higher risk of failure.

Our officer and director has limited business experience in managing the online sales of event tickets.  Additionally, our principal executive officer and principal financial officer have no experience running a public company.  Consequently, management's decisions and choices may not be well thought out, and we may be unable to contract adequately experienced personal to assist in product development, and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

We are dependent upon our current officers.

We currently are managed by one officer and we are entirely dependent upon her in order to conduct our operations.  If she should resign or die, there will be no one to run Tixfi, Inc., and the company has no Key Man insurance.  If our current officer is no longer able to serve as such and we are unable to find other persons to replace her, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Our business model requires the use of outside personnel, who may not be available when needed.

The Company seeks to grow its business in the online sales of event tickets, while maintaining a low cost of operations.  The Company will not retain any employees, and instead hire a group of independent contractors on an as needed basis.  If we are unable to hire the required talent, it may have a negative effect on our ability to implement our business plan.  In such an event, we may be required to change our business plan or curtail or delay implementation of some, or all, of our business plan.

Our controlling stockholder has significant influence over the Company.

As of May 31, 2015, Paula Martin, the Company's Chief Executive Officer, owns 66.89% of the outstanding common stock. As a result, Ms. Martin possesses significant influence over our affairs.  Her stock ownership and relationships with  our board of directors, of which Ms. Martin is the sole director, may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock.

Minority shareholders of Tixfi will be unable to affect the outcome of stockholder voting as long as Ms. Martin retains a controlling interest.

Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only one director, who is our principal executive officer and secretary. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audits. In addition, a tie vote of board members is decided in favor of the chairman, which gives her significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our principal executive officer's decisions and activities, and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Our auditors have issued an unqualified opinion on our financial statements with a "going concern" paragraph.

Our independent auditors include in their report to our financial statements expressing that certain matters regarding the company raise substantial doubt as to our ability to continue as a going concern. Note 3 to the February 28, 2015 financial statements states that we have accrued net losses of $41,757 for the year ended February 28, 2015. Also,  our revenues during the year ended February 28, 2015 are $54,134. We only began generating revenues in our most recently completed fiscal quarter.  Our future is dependent upon our ability to obtain financing and upon future profitable operations in development of our business.  Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment.

We require minimum funding of approximately $50,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from our officers and directors who have informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses.  However, they have no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing.

Risks Associated With This Offering

The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a "penny stock" under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this Offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

We are subject to reporting requirements and we currently do not have sufficient capital to maintain this reporting status with the SEC.

Our registration statement was declared effective on September 26, 2014, so we have a reporting obligation to the SEC. As of the date of this Prospectus, the funds currently available to us will not be sufficient to meet our reporting obligations. If we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC, we will have to cease all efforts directed towards developing our company. In that event, any investment in the company could be lost in its entirety.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

Our common stock was approved for quotation on the OTCBB beginning March 17, 2015.  However, no market for our common stock has yet developed.  Therefore it may be difficult for you to sell your shares on an electronic trading market.  You will likely have to locate a buyer and negotiate your own sale.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in the Shares may be illiquid in nature, and investors could lose some or all of their investment in the Company.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our status as an "emerging growth company" under the JOBS Act Of 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company," and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an "emerging growth company."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $12,300 cost of this Registration Statement to be paid from our cash on hand.  As of February 28, 2015 we currently have $27,114 cash on hand.  Should the Company experience a shortfall in paying the registration statement costs, our officer has indicated she will loan funds to cover these offering expenses.  There is no formal agreement in place.  Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $15,000 annually.  Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs.  In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

One officer and director currently owns 66.89% of the issued and outstanding stock.

Presently, the Company's officer and director owns 5,000,000 (66.89%) shares of the outstanding common stock of the Company.  Because of such ownership, investors in this Offering will have limited control over matters requiring approval by Tixfi shareholders, including the election of directors.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.

Our director and officer will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of their share ownership in our Company, our director will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control.  Her interests may differ from the interests of other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our future results may vary significantly in the future which may adversely affect the price of our common stock.

It is possible that our quarterly revenues and operating results may vary significantly in the future and that period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

We Are Unlikely To Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future dividends on our common stock, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective investors will likely need to rely on an increase in the price of Company stock to profit from an investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this Prospectus.

Our common stock trades on the OTCBB under the symbol TXFX; however, to date there have been no transactions in our stock. There can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this Offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state, or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

USE OF PROCEEDS

We are registering a total of 975,000 shares of our common stock for sale by selling shareholders.  No shares are being registered for sale by the Company. The Company will not receive funds from the sale of shares being offered by selling shareholders.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION

Not applicable.

SELLING SECURITY HOLDERS

The selling shareholders named in this Prospectus are offering 975,000 shares of the common stock offered through this Prospectus.  The shares were sold between April and May 2014, under an offering exempt from registration under the Securities Act of 1933 as provided in Rule 506 under Regulation D as promulgated by the SEC. This offering met the requirements of Rule 506 in that (a) the Shares were sold to accredited investors or not more than 35 unaccredited investors; (b) the disclosure requirements of Rule 502(b) were met; and (c) the offer and sale of the Shares was not accomplished by means of any general advertising or general solicitation.

The following table provides as of February 28, 2015, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	The number of shares owned by each prior to this Offering;
2.	The total number of shares that are to be offered for each;
3.	The total number of shares that will be owned by each upon completion of the Offering;
4.	The percentage owned by each; and
5.	The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. None of the selling shareholders is a spouse or minor child of another shareholder. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this Prospectus and do not purchase additional shares of common stock.  The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 7,475,000 shares outstanding as of the date of this Prospectus.

	Shares	Total of	Total	Percent
Name of	Owned Prior	Shares	Shares	Owned
Selling	To This	Offered	After	After
Shareholder	Offering	For Sale	Offering	Offering

Allison Steiner	25,000	25,000	0	0
Barbara Steiner	50,000	50,000	0	0
Chad Fisher	25,000	25,000	0	0
Charles Stalnaker	25,000	25,000	0	0
Crystal Cook	25,000	25,000	0	0
Cynthia Vergo	50,000	50,000	0	0
Emily Green	50,000	50,000	0	0
James Dollar	50,000	50,000	0	0
John Stalnaker	25,000	25,000	0	0
Lois Vergo	50,000	50,000	0	0
Rose LaCour	75,000	75,000	0	0
Rosary Scarborough	25,000	25,000	0	0
William Bone	50,000	50,000	0	0
Amber-Dawn Bear Robe	250,000	250,000	0	0
Jeffrey Myers	100,000	100,000	0	0
Theodore Carpenter	50,000	50,000	0	0
Thomas Patrick Graff	50,000	50,000	0	0

To our knowledge, none of the selling shareholders:

1.	Has had a material relationship with the Company or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or
2.	Are broker-dealers or affiliates of broker dealers; or
3.	Has ever been an officer or director of Tixfi Inc.

PLAN OF DISTRIBUTION

Shares Offered by the Selling Shareholders

The selling shareholders have not informed us of how they plan to sell their shares.  However, they may sell some or all of their common stock in one or more transactions:

1.            on such public markets or exchanges as the common stock may from time to time be trading;
2.            in privately negotiated transactions; or
3.            in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $0.02, at prevailing market prices, or in privately negotiated transactions.  The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 360 days from September 26, 2014.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers.  The Company's shares of common stock have been listed on the OTC Bulletin Board. The selling shareholders will sell their shares directly into any market created.  We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market.  The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold, and may vary, depending on the broker-dealer's fee schedule, the size of the transaction and other factors.  The separate costs of the selling shareholders will be borne by the shareholder.  The selling shareholders, and any broker-dealer or agent that participates with the selling shareholders in the sale of the shares by them will be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them will be deemed to be underwriting commissions under the Securities Act.  In the event any selling shareholder engages a broker-dealer to distribute their shares, and the broker-dealer is acting as underwriter, we will be required to file a post-effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock.  In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution.  To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unrestricted shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this Prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

The trading in our shares is regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock".  For the purposes relevant to the Company, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade.  The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares will be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because the selling shareholders will be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling shareholders and any other persons who are involved in the distribution of the shares of common stock pursuant to this Prospectus.

We are bearing all costs relating to the registration of the common stock.  While we have no formal agreement to provide funding with our directors, they have verbally agreed to advance additional funds in order to complete the registration statement process.  Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

Terms of the Offering

This Offering commenced on September 26, 2014 and continues for a period of 360 days.

DESCRIPTION OF SECURITIES TO BE REGISTERED
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001.
Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  Reference is made to the Company's Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.
Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited statements as of and for the period from inception (January 27, 2014) through February 28, 2014 and for the year ended February 28, 2015, are included in this Prospectus.  Sadler, Gibb & Associates LLC, 2455 East Parleys Way, Suite 320, Salt Lake City, Utah 84109, has audited our February 28, 2015 and 2014, statements.  We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Parsons/Burnett/Bjordahl/Hume, LLP, 1850 Skyline Tower, 10900 NE 4th Street, Bellevue, WA 98004 has passed upon the validity of the Shares being offered and certain other legal matters and is representing us in connection with this Offering.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

Tixfi, Inc. was incorporated in the State of Nevada on January 27, 2014, and our fiscal year end is February 28.  The company's administrative address is 6517 Palatine North, Seattle, WA 98103. The telephone number is 206-395-3549.

Tixfi, Inc. has nominal revenues to date, and has only limited cash on hand.  We have sustained losses since inception and have relied solely upon the sale of our securities for funding.  During the year ended February 28, 2015, our revenues were $54,134 and our net loss was $41,757.

Tixfi has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding.  Tixfi, its directors, officers, affiliates and promoters, have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Principal Products, Services and Their Markets

Tixfi, Inc. plans to derive its revenues from three separate services.
1.
First, the Company will buy and resell tickets to end users.  The Company will buy tickets from ticketmaster.com, stubhub.com, and individuals from craiglists.com.  The Company will then try to resell these tickets for a profit on ticketmaster.com, stubhub.com, to individuals on craigslist.com and on our website www.tixfi.com, which will offer sellers tickets categorized by event, location and type.   Types of events include concerts, theatre, comedy acts and sporting events.

2.
Second, the Company plans to establish itself as a leading online brand that provides a service for buyers and sellers of tickets for concerts, sporting events and other live entertainment events. The Company believes we will be able to deliver a great service to both buyers and sellers of events tickets. Sellers will be able to sell their event tickets as a direct sale with a fixed price.  For each transaction, a commission of 8% from the seller will apply, and a fee of 10% from the buyer. For the fixed sales, sellers will post their available tickets at any price they want.  There is no fee for sellers or buyers to register with the website.

3.
Third, the Company plans to offer sellers the option to sell their event tickets by auction, with buyers bidding to win the auction.  Sellers will have the option to offer a set price, 'buy it now' (foregoing the bidding process), 'make offer' and setting 'reserve' prices.  For each transaction, a commission of 8% from the seller will apply, and a fee of 10% from the buyer.  There is no fee for sellers or buyers to register with the website.  Upon completion of the offering, the website's full functionality and auction system will be created and developed with an estimated launch approximately 4 months after the offering is completed.  We have allocated $24,500 if we raise either 75% or 100% of the offering to fully develop the website and auction feature.  However, if we only raise 50% or 25% of the offering we have allocated $12,500 and $1,000, respectively.

We believe that consumers (buyers and sellers), who are searching for events tickets will find our website with our services as a result of our internet marketing efforts, specifically social media marketing and search engine optimization marketing. The Company has begun development of its website and we will use proceeds of this Offering to fully develop the websites functionality.

We will advertise and market our business with a fully-optimized website, internet marketing such as pay-per-click, and social media marketing. Our competitors are generally larger companies with more assets and a larger advertising budget.  However, we believe that targeted internet marketing will allow us to attract buyers and sellers of events tickets.
Tixfi anticipates that it will take four months following commencement in order to complete this Offering, at which time we will begin final development of the website and begin to develop the online auction system. Scott Abraham is the president and chief officer of a ten year marketing business specializing in selling outdoor gear and clothing on Ebay and other internet sites. He has extensive experience in acquiring, presenting, and marketing to internet customers.  Because of his experience in online marketing, all internet marketing efforts will be done by him.  The only independent contractors hired will be to design and develop the website and the auction system.  There will be no long-term agreement or contract with the Independent Contractors to maintain or manage the website and auction system; this will be done in-house by Mr. Abraham and Ms. Martin.  Because there will be no long-term agreement with independent contractors to maintain and troubleshoot issues that may arise with the website and auction system, the officers may not be able to resolve any potential problems, which could negatively affect the business.
Status of Publicly Announced New Products or Services

Tixfi currently has no new publicly announced products or services.

Competitive Business Conditions and Strategy; Tixfi Position in the Industry

Barrier to entry in the industry is extremely low and there are many competitors.  Tixfi intends to establish itself as a competitive company in the online sales of events tickets.  Tixfi's main competitors will be online businesses offering similar services such as StubHub and Ticketmaster Entertainment. As a small company compared to some of our competitors, they have significantly greater financial and marketing resources. They may have a greater advantage to negotiate higher commissions because of their more recognizable brand. There are no assurances that our efforts to compete in the marketplace will be successful.

Talent Sources and Names of Principal Suppliers

Tixfi will hire independent contractors to design and develop our website, as well as our auction system.  We hope to receive enough commissions from buyers and sellers.  There are no guarantees that we will make enough profit to operate our business from operational cash flows.

Dependence on one or a few major Customers

Tixfi will be dependent on the website and internet marketing, including search engine optimization, paid advertising (such as Google Adwords) and social media marketing for finding customers.  Currently we have limited customers as our only source of advertising thus far has been word of mouth of which we have generated minimal revenues.

Patents, Trademarks, Licenses, Agreements or Contracts

There are no aspects of our business plan which require a patent, trademark, or product license.

Governmental Controls, Approval and Licensing Requirements

We are not currently subject to direct federal, state, or local regulation other than the requirement to have a business license for the area in which we conduct business.

Research and Development Activities and Costs

We have spent no time on specialized research and development activities, and have no plans to undertake any research or development in the future.

Number of Employees

Tixfi has no employees.  The officers and directors are donating their time to the development of the company, and intend to do whatever work is necessary in order to bring us to the point of earning revenues. Our sole officer and director will spend 20 hours per week on the business.  However, there are no written or oral agreements in place with the officers in which they have agreed to donate their time to the development of the Company.  We have no other employees, and do not foresee hiring any additional employees in the near future.  We will be engaging independent contractors to design and develop our website and auction system, and manage our Internet Marketing efforts.

Reports to Security Holders

Once this Offering is declared effective, Tixfi will voluntarily make available an annual report including audited financials on Form 10-K to security holders.  We will file the necessary reports with the SEC pursuant to the Exchange Act, including but not limited to, the report on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports and other electronic information regarding Tixfi and filed with the SEC at http://www.sec.gov.

DESCRIPTION OF PROPERTY
Tixfi's principal business and corporate address is 6517 Palatine Avenue North, Seattle, WA 98103; the telephone number is 206-395-3549.  The space is being provided by management on a rent free basis.  We have no intention of finding, in the near future, another office space to rent during the development stage of the company.
Tixfi does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock was approved for quotation on the OTC Markets (the "OTCPINK") on March 17, 2015, under the symbol "TXFX". As of February 28, 2015, our stock had not yet traded on the OTCPINK.

Of the 7,475,000 shares of common stock outstanding as of February 28, 2015, 5,000,000 shares were owned by Ms. Martin and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of February 28, 2015 we have twenty nine (29) stockholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company's Board of Directors currently plans to retain earnings for the development and expansion of the Company's business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

5,975,000 of our outstanding shares of common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has continuously owned shares for a six month holding period securities may sell the shares, provided the Company is current in its reporting obligations under the Exchange Act.  The shares owned by our officers and directors are considered control securities for the purpose of Rule 144.  As such, officers, directors and affiliates are subject to certain manner of resale provisions, including an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock.  Our officers and directors own 5,000,000 restricted shares, or 66.89% of the outstanding common stock.  When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company's common stock in any market that might develop.

Reports

We are subject to certain reporting requirements and must furnish annual financial reports to our stockholders, certified by our independent accountants, and must furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

Our transfer agent is Clear Trust, LLC, 16540 Pointe Village Dr, Suite 210, Lutz, FL  33558.

FINANCIAL STATEMENTS AND SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this Prospectus.

		January 27, 2014
	Years Ended	(Inception) to
	February 28,	February 28,
	2015	2014

Total revenue	$54,134	$-
Cost of Goods Sold	49,634	-
Gross Profit	4,500	-
Total Operating Expenses	46,257	923
Operating loss	(41,757)	(923)
Net Loss	$(41,757)	$(923)
Net loss per common share: Basic and Diluted	$(0.01)	$(0.00)
Weighted average number of common shares outstanding: Basic and diluted	6,291,301	3,257,576

		January 27, 2014
	Year Ended	(inception) through
	February 28, 2015	February 28, 2014

Net cash used in operating activities	$(27,386)	$(5,000)
Net cash provided by financing activities	49,500	10,000
Net increase in cash and cash equivalents	$22,114	$5,000

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Tixfi, Inc.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Results of Operations

We have generated revenues of $54,134 and have incurred $95,891in expenses, resulting in a net loss of $41,757, for the year ended February 28, 2015.

The following table provides selected financial data about our company as of  February 28, 2015 and 2014.

Balance Sheet Date	February 28, 2015	February 28, 2014
Cash	$27,114	$5,000
Total Assets	$27,114	$9,077
Total Liabilities	$10,294	$-
Stockholders' Equity	$16,820	$9,077

Our increase in cash of $22,114 can be attributed to proceeds from the issuance of common stock of $49,500 to unaffiliated investors, during the year ended February 28, 2015.  Our liabilities increased $10,294 as of February 28, 2015 as compared to 2014, due to an increase in accounts payable and accrued liabilities.

The following summary of our results of operations, for the year ended February 28, 2015 and the period from inception (January 27, 2014) to February 28, 2014, should be read in conjunction with our financial statements, as included at the end of this Prospectus.

		January 27, 2014
	Years Ended	(Inception) to
	February 28,	February 28,
	2015	2014

Revenue	$54,134	$-
Cost of Goods Sold	49,634	-
Gross Profit	4,500	-
Operating Expenses
General and administrative	2,909	-
Management fees	2,500	-
Professional fees	40,848	923
Total Operating Expenses	46,257	923
Operating loss	(41,757)	(923)
Net Loss	$(41,757)	$(923)

Revenue

Our revenues are derived from resale of tickets for concerts, sporting and other entertainment events.  We earned revenues of $54,134 and $0 for the year ended February 28, 2015 and since from inception (January 27, 2014) through February 28, 2014, respectively.  Our revenues commenced in May 2014.

Gross profit

Gross profit is the amount of subtracting our costs directly related to earning our revenue, which are our ticket costs. Our gross profit as a percentage of revenue was 8% for the year ended February 28, 2015.  We do not have any history or other indicators to compare this return to and do not know if we will be able to continue at this rate of return.

Expenses

Operating expenses for the year ended February 28, 2015, was $46,257 and comprised of $40,848 for professional fees, $2,500 for management fees and $2,909 for general and administrative expenses.  Our professional fees are our legal, accounting and other miscellaneous fees that are primarily relate to the costs of forming our company, filing this registration statement, and ongoing reporting requirements with the SEC. Our professional fees from inception through February 28, 2014, were $923.

Plan of Operation

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word "believe," "anticipate," "expect" and word of similar import.  These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected.  The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that actual results may differ materially from those in the forward-looking statements.  Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus.  Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions.  The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus.  The Company's actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses.  This is because we have generated only minimal revenues.   Accordingly, we must raise sufficient capital from sources.  Our only other source for cash at this time is investments by others and from the profits from the sales of event tickets.  We must raise cash to stay in business and expand our business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings.  At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities.

Tixfi has minimal operations, minimal revenue, no financial backing and limited assets.  Our plan involves purchasing tickets and reselling then as well as to provide an online venue for sellers and buyers to sell and buy event tickets directly or through our auction system, both of which will require a commission.

We anticipate the completion of the website to take no longer than 6 to 8 weeks; up to 16 weeks for the auction system; Google Adwords advertising will commence after the completion of this Offering and will be ongoing, targeting consumers searching to buy or sell event tickets online; SEO and social media marketing campaigns will start immediately since those services will not be outsourced to contractors.

We are completing construction of our dedicated website (http://www.tixfi.com).  We have currently written the majority of the content for our website, as we are able to do so internally without incurring any costs.  We currently do not have sufficient funds available to contract out the development of the website structure.  For our Internet marketing efforts, the website content will be search-engine optimized ("SEO"), as well as outreaches (i.e., emailing) to partner sites and blogs that specialize in promoting events such as concerts, sporting events and various live entertainment to build website link exchanges; these are sites and blogs that specialize in promoting live events, driving traffic to our site. We will also utilize Search Engine Paid Advertising/ Google Adwords and social media marketing ("SMM") to disseminate our service to customers and market our services.

We will begin development of the auction system that will be a second source of sales and commissions after completion of our website.  We expect development to take approximately 16 weeks or 4 months.  We expect to allocate $12,000 for this auction system.

In the event that we are unable to raise sufficient funds, we will endeavor to proceed with our plan of operations by locating alternative sources of financing.  Although there are no written agreements in place, additional financing may be available to us through contributions from the officers and directors of which they have the means.  While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments or specific understandings, either verbally or in writing, between the officers and directors.

During the first year of operations, our officers and directors will also provide their labor at no charge.  We do not anticipate hiring any staff during the first 12 months of operation, and will rely on the services of independent contractors for the design and development of our website and auction system.

As we are a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements.  We estimate that these accounting, legal and other professional costs would be a minimum of $15,000 in the next year and will be higher, in the following years, if our business volume and activity increases. Increased business activity could greatly increase our professional fees for reporting requirements and this could have a significant impact on future operating costs.  The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will depend on how fast we can generate sales revenue.

At present, we only have enough cash on hand to cover our reporting requirements for the next twelve months and purchase minimal ticket inventory for resale.  If we do not raise sufficient funds to proceed with the implementation of our business plan, we may have to find alternative sources of funds, like a second public offering, a private placement of securities, or loans from our officers or third parties (such as banks or other institutional lenders).  Equity financing could result in additional dilution to then existing shareholders. If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue to maintain, develop or expand our operations.

We have no plans to undertake any product research and development during the next 12 months.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us on which to base an evaluation of our performance.  We have generated minimal revenues from operations.  Our revenues for the year ended February 28, 2015 was $54,134 and our loss for the year ended February 28, 2015 was $41,757.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we only have enough cash on hand to cover SEC reporting requirements for the next 12 months and purchase minimal ticket inventory for resale.

While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and TixFi.  During the first year of operations, our officers and directors will also provide their labor at no charge.

If we are unable to meet our needs for cash through revenues or from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months.  There are also no plans or expectations to acquire or sell any plant or plant equipment in the first year of operations.

Liquidity and Capital Resources

To meet our need for cash we sold shares under our recent offering.  We only raised enough funds to pay SEC reporting requirements for the next 12 months and to purchase minimal ticket inventory for resale.  At this time, we do not have sufficient funds on hand to allocate funds to other activities as set forth in this plan of operations.

Our officers have agreed to advance funds as needed until the public offering is completed or sufficient shares have been sold to proceed with the development of the Company.  While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $10,000 through the sale of common stock to our officers and directors.  One of our prior officers and directors, Scott Abraham, purchased a total of 5,000,000 shares of our common stock at $0.002 for a total $10,000, (2,500,000 shares on January 27, 2014, for $5,000 and 2,500,000 shares on February 19, 2014, for $5,000).  Our financial statements for the year ended February 28, 2015, report $54,134 revenues and a net loss of $41,757.
During April 2014 and May 2014, the Company sold 975,000 shares to 17 nonaffiliated shareholders at $0.02 per share for total proceeds of $19,500. During October 31, 2014 to November 31, 2014, the Company issued 1,500,000 shares to 11 unaffiliated investors for $30,000 cash.
Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Application of Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States.  Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies.  We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $27,114 and $5,000 in cash and cash equivalents as at February 28, 2015 and February 28, 2014, respectively.

Accounts Receivable

The Company's accounts receivable consists of trade receivables from customers. The Company evaluates the collectability of its accounts receivable on an on-going basis and write off the amount when it is considered to be uncollectible. The Company does not have allowance for doubtful accounts.

Inventory

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out ("FIFO") method. We classify inventory into various categories based upon their stage in the product life cycle, future marketing sales plans and disposition process.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures",  which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Revenue Recognition

The Company recognizes revenue from the sale of goods and services in accordance with ASC 605, "Revenue Recognition."  Revenue consists of proceeds and commissions from resale of tickets for concerts, sporting and other entertainment events. Revenue is recognized only when all of the following criteria have been met:

i)            Persuasive evidence for an agreement exists;
ii)            Service has been provided or goods has been delivered;
iii)            The fee is fixed or determinable; and
iv)            Revenue is reasonably assured.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as "Development Stage Entities" (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.  The Company has adopted this standard.

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. The revenue recognition standard affects all entities that have contracts with customers, except for certain items. The new revenue recognition standard eliminates the transaction-and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition.  Public entities are required to adopt the revenue recognition standard for reporting periods beginning after December 15, 2016, and interim and annual reporting periods thereafter. Early adoption is not permitted for public entities.  The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the consolidated financial statements.

In June 2014, FASB issued Accounting Standards Update (ASU) No. 2014-12 Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period.  A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition under Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. As a result, the target is not reflected in the estimation of the award's grant date fair value. Compensation cost would be recognized over the required service period, if it is probable that the performance condition will be achieved.  The guidance is effective for annual periods beginning after 15 December 2015 and interim periods within those annual periods. Early adoption is permitted.  Management has reviewed the ASU and believes that they currently account for these awards in a manner consistent with the new guidance, therefore there is no anticipation of any effect to the consolidated financial statements.

In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity's liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity's liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements—Liquidation Basis of Accounting. Even when an entity's liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events.  The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.  The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met the conditions which would subject these financial statements for additional disclosure.

Management has considered all recent other accounting pronouncements recently issued. The Company's management believes that these recent pronouncements do not have significant impact on the Company's financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

None.

DIRECTORS AND EXECUTIVE OFFICERS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of our officers is appointed by the board of directors (the "Board") to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Scott Abraham 6517 Palatine N. Seattle, WA 98103	62	Former President, Chief Executive Officer (CEO), Chief Financial Officer (CFO), Treasurer, and Director

Paula Martin 6517 Palatine N. Seattle, WA 98103	69	President, Chief Executive Officer (CEO), Chief Financial Officer (CFO), Secretary, Treasurer, and Director

Scott Abraham held the position of Director since January 27, 2014 to January 7, 2015, and the positions of President, CEO, CFO, and treasurer from January 28, 2014 to January 7, 2015.  He held the position of secretary from January 28, 2014, until May 1, 2014.  Paula Martin has held the positions of President, CEO, CFO since January 7, 2015, and Director and secretary since May 1, 2014.  The person named above is expected to hold her offices/positions until the next annual meeting of our stockholders.  The officer and director set forth herein are our only officers, directors, promoters and control persons, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Paula Martin, our President and Director of the Company, currently devotes up to 20 hours per week to Company matters.  After receiving funding per our business plan,  Paula Martin will continue to devote up to 50% (20 hours per week) of her time to manage the affairs of the Company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Background Information about Our Officer and Director

Paula Martin

Paula Martin is a retired nurse, working in home health, post-surgery recovery and radiology care for 20 years, from 1993 until her retirement June 7, 2013.  She received her B.S.N. in nursing from Northwestern State University in Natchitoches and Shreveport, Louisiana.  She has worked for Natchitoches Parish Hospital Home Health Care, Director of Professional Friends Home Health Care in West Monroe, Louisiana, and E.A. Conway Medical Center through LSU Health Sciences Center in Monroe, Louisiana. Ms. Martin was employed at E.A. Conway Medical Center when she retired where she worked for 15 years.  Ms. Martin does not currently hold any outside positions,  and does intend to hold any outside positions in the future.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

During the year ended February 28, 2015, $2,500 compensation has been accrued by or paid to:

(i)	any individual serving as Tixfi principal executive officer or acting in a similar capacity during the period ("PEO"), regardless of compensation level;
(ii)
Tixfi's two most highly compensated executive officers other than the PEO who (A) served as executive officers at the end of the period and (B) received annual compensation during the last completed fiscal year in excess of $100,000; and

(iii)
up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of Tixfi at the end of the period.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Scott Abraham (1) Former President, Chief Executive Officer (CEO), Chief Financial Officer (CFO), and Treasurer.	2015 2014	2,500 0	0 0	0 0	0 0	0 0	0 0	0 0	2,500 0
Paula Martin (2) President, Chief Executive Officer (CEO), Chief Financial Officer (CFO), Treasurer, and Secretary.	2015 2014	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
(1)
Scott Abraham held the position of Director since January 27, 2014 to January 7, 2015, and the positions of President, CEO, CFO, and treasurer from January 28, 2014 to January 7, 2015.  He held the position of secretary from January 28, 2014, until May 1, 2014.

(2)	Paula Martin has held the position of President, CEO, CFO since January 7, 2015, and Director and secretary since May 1, 2014.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.  Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer's responsibilities following a change in control.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.  The officers are not considered to be employees.

Compensation of Directors

Our directors have not received any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the periods ended February 28, 2015 and 2014, there were no other arrangements between us and our directors that resulted in our making payments to our directors for any services provided to us by them as director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Paula Martin	5,000,000 common shares Direct ownership	66.89%
Directors and Executive Officers as a Group(1)(1 individual )	5,000,000 common shares	66.89%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on May 25, 2015. As of May 25, 2015, there were 7,475,000 shares of our company's common stock issued and outstanding.

Changes in Control

On January 20, 2015, Paula Martin, our current CEO, purchased 5,000,000 shares of common stock from Scott Abraham, our previous CEO, changing effective control of the Company from Mr. Abraham to Ms. Martin.  We are unaware of any other contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

We received our initial funding of $10,000 through the sale of common stock to our officers and directors.

On January 27, 2014, 2,500,000 shares of Tixfi common stock were issued to Scott Abraham, an officer and director of the Company, at the price of $0.002 per share (a total of $5,000).  On February 19, 2014, 2,500,000 shares of Tixfi common stock were Scott Abraham, an officer and director of the Company, at a price of $0.002 per share (total of $5,000).

On January 7, 2015, Scott Abraham, a former officer and director of the Company, signed an agreement to sell 5,000,000 shares of the Company's common stock to Paula Martin, the sole officer and director of the Company.  This transaction was completed on January 20, 2015.

The controlling shareholder as our officer and director, has indicated that she has considered funding continuing operations during the development stage; however there is no written commitment to this effect and as of this filing no funds have been provided.  The Company is dependent upon the continued support. See Exhibit 10.1.

Shareholder loan

From inception of the Company (January 27, 2014) to February 28, 2015, there have been no additional transactions, or any proposed transactions, in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest, that would be required to be disclosed herein pursuant to Items 404(a) and 404(d) of Regulation S-K.

Ms. Paula Martin are founders and therefore may be considered promoters, as that term is defined in Rule 405 of Regulation C.

Transactions with Related Persons

One officer and director purchased the following shares:

•	On January 27, 2014, the company issued 2,500,000 shares of common stock to Scott Abraham at $.002 per share for $5,000 cash.
•	On February 19, 2014, the company issued 2,500,000shares of common stock to Scott Abraham at $.002 per share for $5,000 cash.

From inception of the Company (January 27, 2014) to February 28, 2015, there have been no additional transactions, or any proposed transactions, in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest, that would be required to be disclosed herein pursuant to Items 404(a) and 404(d) of Regulation S-K.

Director Independence

Our Board of Directors has determined that it does not have a member that is "independent" as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Company's Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

FINANCIAL STATEMENTS

The following financial statements are included herewith:

•	Audited Financial Statements of the Company for the year ended February 28, 2015 and the period of inception (January 27, 2014) to February 28, 2014.

TIXFI INC.

INDEX TO AUDITED FINANCIAL STATEMENTS

For the Year Ended February 28, 2015 and the Period of January 27, 2014 (Date of Inception) to February 28, 2014:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
TIXFI Inc.

We have audited the accompanying balance sheets of TIXFI Inc. (the Company) as of February 28, 2015 and 2014 and the related statements of operations, stockholders' equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of TIXFI Inc. as of February 28, 2015 and 2014, and the results of their operations and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, during the year ended February 28, 2015, the Company generated revenue of $54,134 and had a net loss from operations of $41,757. As at February 28, 2015, the Company has an accumulated deficit of $42,680 since inception through February 28, 2015 which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC
Salt Lake City, UT
May 29, 2015

TIXFI INC.
Balance Sheets

	February 28,	February 28,
	2015	2014

ASSETS
Current Assets
Cash	$27,114	$5,000
Prepaid expenses	-	4,077
Total current assets	27,114	9,077

Total Assets	$27,114	$9,077

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$10,294	$-
Total Liabilities	10,294	-

Stockholders' Equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 7,475,000, and 5,000,000 issued and outstanding, respectively	7,475	5,000
Additional paid-in capital	52,025	5,000
Accumulated deficit	(42,680)	(923)
Total stockholders' equity	16,820	9,077

Total Liabilities and Stockholders' Equity	$27,114	$9,077

The accompanying notes are an integral part of these financial statements.

TIXFI INC.
Statements of Operations

		January 27, 2014
	Year Ended	(Inception) to
	February 28,	February 28,
	2015	2014

Revenue	$54,134	$-
Cost of Goods Sold	49,634	-
Gross Profit	4,500	-

Operating Expenses
General and administrative	2,909	-
Management fees	2,500	-
Professional fees	40,848	923
Total Operating Expenses	46,257	923

Loss before income taxes	(41,757)	(923)
Provision for income taxes	-	-

Net Loss	$(41,757)	$(923)

Basic and diluted net loss per common share	$(0.01)	$(0.00)

Basic and diluted weighted-average common shares outstanding	6,291,301	3,257,576

The accompanying notes are an integral part of these financial statements.

TIXFI INC.
Statements of Stockholders' Equity

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Number of shares	Amount	Capital	Deficit	Equity

Balance - January 27, 2014 (Inception)	-	$-	$-	$-	$-

Common shares issued for cash at $0.002 per share	5,000,000	5,000	5,000	-	10,000

Net loss	-	-	-	(923)	(923)
Balances - February 28, 2014	5,000,000	$5,000	$5,000	$(923)	$9,077

Common shares issued for cash at $0.02 per share	2,475,000	2,475	47,025	-	49,500

Net loss	-	-	-	(41,757)	(41,757)
Balances - February 28, 2015	7,475,000	$7,475	$52,025	$(42,680)	$16,820

The accompanying notes are an integral part of these financial statements.

TIXFI INC.
Statements of Cash Flows

		January 27, 2014
		(Inception) to
	February 28,	February 28,
	2015	2014

Cash flows from operating activities:
Net loss	$(41,757)	$(923)
Adjustments to reconcile net loss to net
cash used in operating activities:
Changes in assets and liabilities:
Prepaid expenses	4,077	(4,077)
Accounts payable and accrued liabilities	10,294	-
Net cash used in operating activities	(27,386)	(5,000)

Cash flows from investing activities:
Net cash used in investing activities	-	-

Cash flows from financing activities:
Proceeds from issuance of common stock	49,500	10,000
Net cash provided by financing activities	49,500	10,000

Net increase in cash and cash equivalents	22,114	5,000
Cash and cash equivalents at beginning of period	5,000	-

Cash and cash equivalents at end of period	$27,114	$5,000

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$-
Cash paid during the period for tax	$-	$-

The accompanying notes are an integral part of these financial statements.

TIXFI INC.
Notes to the Financial Statements
February 28, 2015

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

TIXFI INC. (the "Company") is a Nevada corporation incorporated on January 27, 2014.  It is based in Seattle, WA, USA.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company's fiscal year end is February 28.

The Company operates as sports and entertainment ticket broker. To date, the Company's activities have been limited to the purchase and resale of tickets for concerts, sporting and other entertainment events and the raising of equity capital.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $27,114 and $5,000 in cash and cash equivalents as at February 28, 2015 and February 28, 2014, respectively.

Accounts Receivable

The Company's accounts receivable consists of trade receivables from customers. The Company evaluates the collectability of its accounts receivable on an on-going basis and write off the amount when it is considered to be uncollectible. The Company does not have allowance for doubtful accounts.

Inventory

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out ("FIFO") method. We classify inventory into various categories based upon their stage in the product life cycle, future marketing sales plans and disposition process.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures", which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company's financial instruments consist principally of cash and accounts payable. Pursuant to ASC 820, the fair value of our cash is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. We believe that the fair values of all of our other financial instruments approximate their carrying values because of their nature and respective maturity dates or durations.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company evaluates the collectability of its accounts receivable on an on-going basis. The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company recognizes revenue from the sale of goods and services in accordance with ASC 605, "Revenue Recognition."  Revenue consists of proceeds and commissions from resale of tickets for concerts, sporting and other entertainment events. Revenue is recognized only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided or goods has been delivered;
iii)	The fee is fixed or determinable; and
iv)	Revenue is reasonably assured.

Share-based Expenses

ASC 718 "Compensation – Stock Compensation" prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the periods ended February 28, 2015 and 2014.

Net Loss per Share of Common Stock

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Commitments and Contingencies

The Company follows ASC 450-20, "Loss Contingencies," to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies as of February 28, 2015.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as "Development Stage Entities" (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.  The Company has adopted this standard.

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. The revenue recognition standard affects all entities that have contracts with customers, except for certain items. The new revenue recognition standard eliminates the transaction-and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition.  Public entities are required to adopt the revenue recognition standard for reporting periods beginning after December 15, 2016, and interim and annual reporting periods thereafter. Early adoption is not permitted for public entities.  The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the consolidated financial statements.

In June 2014, FASB issued Accounting Standards Update (ASU) No. 2014-12 Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period.  A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition under Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. As a result, the target is not reflected in the estimation of the award's grant date fair value. Compensation cost would be recognized over the required service period, if it is probable that the performance condition will be achieved.  The guidance is effective for annual periods beginning after 15 December 2015 and interim periods within those annual periods. Early adoption is permitted.  Management has reviewed the ASU and believes that they currently account for these awards in a manner consistent with the new guidance, therefore there is no anticipation of any effect to the consolidated financial statements.

In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity's liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity's liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements—Liquidation Basis of Accounting. Even when an entity's liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events.  The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.  The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met the conditions which would subject these financial statements for additional disclosure.

Management has considered all recent other accounting pronouncements recently issued. The Company's management believes that these recent pronouncements do not have significant impact on the Company's financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. During the year ended February 28, 2015, the Company generated revenue of $54,134 and had a net loss from operations of $41,757. As at February 28, 2015, the Company has an accumulated deficit of $42,680 since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending February 28, 2015.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - EQUITY

Preferred Stock

The Company has authorized 10,000,000 preferred shares with a par value of $0.001 per share.  The Board of Directors are authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

There were no preferred shares issued and outstanding as of February 28, 2015 and 2014.

Common Shares

The Company has authorized 100,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Since inception (January 27, 2014) to February 28, 2015, the company has issued a total of 7,475,000 common shares for $59,500 cash, as follows:

·	On January 27, 2014, the Company issued 2,500,000 shares to an officer and director for $5,000 cash.
·	On February 19, 2014, the Company issued 2,500,000 shares to an officer and director for $5,000 cash.
·	During April 17, 2014 to May 16, 2014, the Company issued 975,000 shares to 17 unaffiliated investors for $19,500 cash.
·	During October 31, 2014 to November 31, 2014, the Company issued 1,500,000 shares to 11 unaffiliated investors for $30,000 cash.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 5 - PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, "Income Taxes." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

	Years Ended February 28,
	2015	2014
Income tax expense at statutory rate	$(14,197)	$(314)
Change in valuation allowance	14,197	314
Income tax expense per books	$-	$-

Net deferred tax assets consist of the following components as of:

	February 28,	February 28,
	2015	2014
NOL Carryover	$14,511	$314
Valuation allowance	(14,511)	(314)
Net deferred tax asset	$-	$-

Net operating loss carry forwards of $42,680 begin to expire in 2033. The Internal Revenue Service may audit tax returns for six years from their respective filing date.

NOTE 6 - SUBSEQUENT EVENTS
Management has evaluated subsequent events through the date these financial statements were available to be issued.  Based on our evaluation no events have occurred that require disclosure.